UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

950 Evernia Street, West Palm Beach, Florida 33401
(Address of principal executive offices)

(416) 500-0020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 9, 2025, certain stockholders (the “Majority Stockholders”) of Ethema Health Corporation (the “Company”) took action by written consent (“Written Consent”). As of such date, the Majority Stockholders held of approximately 53.3% of the total voting power of the stockholders of the Company (including holders of a majority of the voting power of the outstanding common stock and a majority of the voting power of the outstanding Series A Preferred Stock voting as a separate class). The Written Consent provided that the Company is authorized to: (1) adopt amended and restated Articles of Incorporation to effect an increase in the number of authorized shares of Preferred Stock, par value $0.01 per share from Ten Million (10,400,000) shares, of which Ten Million (10,000,000) have been designated as Series A Preferred Stock, and Four Hundred Thousand (400,000) have been designated as Series B Preferred Stock and are no longer outstanding, to Thirty Million (30,000,000) shares of Preferred Stock, (2) amend the Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-1,000 to 1-for-5,000 (the “Range”), with the ratio within such Range to be determined at the discretion of the Company’s Board of Directors, subject to the authority of the Board of Directors to abandon such amendment; and (3) amend the Articles of Incorporation to delete Article XIII thereof, entitled “Voting of Shareholders”, which requires the vote or concurrence of the holders of a majority of the outstanding shares of the Company entitled to vote thereon to approve any action by the Company’s stockholders.

The Company intends to prepare and file a preliminary and definitive Schedule 14C Information Statement (the “Information Statement”) with the Securities and Exchange Commission regarding the Written Consent. None of the actions approved by the Written Consent may be taken earlier than 20 calendar days after the Company has mailed the Information Statement to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	ETHEMA HEALTH CORPORATION (Registrant)

	By:	/s/ Shawn E. Leon
	Name:	Shawn E. Leon
	Title:	Chief Executive Officer